Exhibit 8.2

April 25, 2012

Board of Directors

Georgetown Bancorp, MHC

Georgetown Bancorp, Inc. (Federal)

Georgetown Bancorp, Inc. (Maryland)

Georgetown Savings Bank

2 East Main Street

Georgetown, Massachusetts  01833

Ladies and Gentlemen:

This letter constitutes our opinion as to the material Massachusetts Corporation Excise Tax consequences to Georgetown Bancorp, MHC, a federal mutual holding company (the “Mutual Holding Company”), Georgetown Bancorp, Inc. (Federal), a federal corporation, (the “Mid-Tier Holding Company”) Georgetown Bancorp, Inc. (Maryland), a Maryland corporation (the “Holding Company”) and Georgetown Savings Bank, a federally-chartered savings bank (the “Bank”), resulting from the proposed plan of reorganization of the Mutual Holding Company from a federally chartered mutual holding company to the capital form of organization through a series of transactions collectively referred to herein as the “Reorganization” pursuant to that certain Plan of Conversion and Reorganization of Georgetown Bancorp MHC (the “Plan” or “Plan of Reorganization”) dated November 28, 2011.  Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.  The opinion contained herein is rendered only with respect to the holdings set forth herein under the heading OPINION and we express no opinion with respect to any other legal, federal, state or local tax aspect of these transactions.

In preparing this opinion letter, we have relied, in part, upon certain factual descriptions provided in the PLAN OF CONVERSION AND REORGANIZATION OF GEORGETOWN BANCORP, MHC dated November 28, 2011, as well as the federal income tax opinion related to this transaction of Luse, Gorman, Pomerenk & Schick, a Professional Corporation dated April 25, 2012, and the representations as to factual matters made by Georgetown Bancorp, MHC, Georgetown Bancorp, Inc. (Federal), Georgetown Bancorp, Inc. (Maryland), and Georgetown Savings Bank, in their filing to the various regulatory agencies regarding this transaction as referenced in the federal tax opinion of Luse, Gorman, Pomerenk & Schick, a Professional Corporation.  If any fact or representation contained in these documents is not complete or accurate it is important that we be notified immediately in writing as this may cause us to change our opinion.

Board of Directors

Georgetown Bancorp, MHC

Georgetown Bancorp, Inc. (Federal)

Georgetown Bancorp, Inc. (Maryland)

Georgetown Savings Bank

April 25, 2012

DESCRIPTION OF PROPOSED TRANSACTIONS

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows.  The Bank is a federally-chartered savings bank headquartered in Georgetown, Massachusetts.  It was originally founded in 1868 as a Massachusetts-chartered savings bank and converted to stock form in 2005 as federally-chartered savings bank in connection with the Bank’s mutual holding company reorganization, whereby the Bank became the wholly owned subsidiary of the Mid-Tier Holding Company.  In 2005, the Mid-Tier Holding Company sold a 45% minority interest in its shares of common stock to the public and issued a 55% minority interest to the Mutual Holding Company.  The Mutual Holding Company is a mutual holding company with no stockholders.  The Mutual Holding Company has members (e.g., the depositors of the Bank) who are entitled upon the complete liquidation of the Mutual Holding Company to liquidation proceeds after the payment of creditors.

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank  adopted the Plan providing for the Conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization.  As part of the Conversion, the Holding Company  will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will offer shares of Holding Company Common Stock to the Bank’s depositors, current stockholders of the Mid-Tier Holding Company and members of the general public in the Offering.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)      The Mid-Tier Holding Company will organize the Holding Company as a Maryland-chartered stock holding company subsidiary.

(2)      The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the members of the Mutual Holding Company will constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

Board of Directors

Georgetown Bancorp, MHC

Georgetown Bancorp, Inc. (Federal)

Georgetown Bancorp, Inc. (Maryland)

Georgetown Savings Bank

April 25, 2012

DESCRIPTION OF PROPOSED TRANSACTIONS, CON’T

(3)      Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity.  As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the members of Mutual Holding Company will automatically, without further action on the part of the holders thereof be exchanged for an interest in the Liquidation Account.

(4)      Immediately after the Mid-Tier Merger, the Holding Company will offer for sale Holding Company  Common Stock in the Offering.

(5)      The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and the Bank Liquidation Account.

Following the conversion, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank.  Pursuant to Section 19 of the Plan, the Liquidation Account will be equal to the product of (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by (b) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the conversion plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company common stock.)  The terms of the Liquidation Account and Bank Liquidation Account are described in Section 19 of the Plan.

As part of the Conversion, all of the then-outstanding shares of Mid-Tier Holding Company common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio in a manner that ensures that after the conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held in Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering and receipt of cash in lieu of fractional shares.  As part of the conversion, additional shares of Holding Company Common Stock will be offered for

Board of Directors

Georgetown Bancorp, MHC

Georgetown Bancorp, Inc. (Federal)

Georgetown Bancorp, Inc. (Maryland)

Georgetown Savings Bank

April 25, 2012

DESCRIPTION OF PROPOSED TRANSACTIONS,CON’T

sale on a priority basis to depositors of the Bank, to current shareholders of the Mid-Tier Holding Company and to members of the public in the Offering.

As a result of the Conversion and Offering, Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC.  The Bank will become a wholly-owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering.  Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”), Supplemental Eligible Account Holders, and certain depositors of the Bank as of the Voting Record Date (“other depositors”).  Subscription rights are nontransferable.  The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public.

DISCUSSION OF STATE INCOME TAX LAW

Discussion – MASSACHUSETTS GENERAL LAWS CHAPTER 63

Massachusetts follows the federal treatment of corporate reorganization by reference to the United State Internal Revenue Code (IRC) with certain adjustments otherwise defined in the statutes.  Massachusetts has adopted federal treatment of mergers qualifying under IRC Section 368 in which no gain or loss will be recognized by any “party to a reorganization” as defined within the meaning of IRC Section 368(b).  Also, if the transaction results in no gain or loss to savings depositors under IRC Section 354(a) then no gain or loss results at the state level.  The various IRC sections referenced in federal opinion letter have been similarly adopted by the Commonwealth of Massachusetts.

OPINION

Based solely on the above discussion of state law, the representations and documentation filed by Georgetown Bancorp, MHC, Georgetown Bancorp, Inc. (Federal), Georgetown Bancorp,

Board of Directors

Georgetown Bancorp, MHC

Georgetown Bancorp, Inc. (Federal)

Georgetown Bancorp, Inc. (Maryland)

Georgetown Savings Bank

April 25, 2012

Inc. (Maryland), Georgetown Savings Bank, the PLAN OF CONVERSION AND REORGANIZATION OF GEORGETOWN BANCORP, MHC and the federal tax opinion letter of Luse, Gorman, Pomerenk & Schick, a Professional Corporation, it is our opinion that for Massachusetts excise tax purposes:

1.                                     No gain or loss will be recognized by any corporate parties to the reorganization for Massachusetts excise tax for any phase of the proposed transaction.

2.                                     The conversion will not give rise to any positive or negative tax base adjustments for Massachusetts excise tax purposes.

3.                                     No gain or loss shall be recognized by the members on the transfer of their rights and privileges in the MHC for their rights and privileges in the liquidation account.

4.                                     No gain or loss will be recognized by recipients of non-transferrable subscription rights as it has been determined that they have no value.  If they are subsequently deemed to have value, the Massachusetts tax treatment will be the same as for federal income tax purposes.

5.                                     The tax treatment of the reorganization will be the same as it is for federal income tax purposes.

The opinions expressed above are rendered with respect to the specific matters discussed herein and we express no opinion with respect to any other federal or state income tax, or other state and local taxes, or legal aspect of the conversion and reorganization.  Our opinions are based on the completeness and accuracy of the above referenced documents.  If any of the foregoing are not entirely complete or accurate, it is imperative that we be informed immediately in writing, as the inaccuracy of incompleteness could have a material effect on our conclusions.  References to Massachusetts law, regulations and pronouncements are based upon current laws as enacted and pronouncements thereunder as of the date of this memorandum.  We are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and judicial and administrative interpretations thereof, and state and local tax authorities which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions.  any such changes could also have an effect on the validity of our opinions.  the opinions contained herein are not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

Board of Directors

Georgetown Bancorp, MHC

Georgetown Bancorp, Inc. (Federal)

Georgetown Bancorp, Inc. (Maryland)

Georgetown Savings Bank

April 25, 2012

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Federal Reserve and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC.  We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

Shatswell, MacLeod & Company, P.C.